UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  October 26, 2011

Power of the Dream Ventures, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-52289	51-0597895
(Commission File Number)	(IRS Employer Identification No.)

1095 Budapest, Soroksari ut 94-96, Hungary
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:	+36-1-456-6061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.  On December 21, 2011 Power of the Dream Ventures, Inc., a Delaware corporation (the “Company”), and each of Messrs. Viktor Rozsnyay (“Rozsnyay”) and Daniel Kun, Jr. (“Kun”) entered into an Amendment Number 1 dated as of December 21, 2011 (the “Amendment”) to the Equity Exchange Agreement dated as of October 26, 2011 (this “Agreement”) by and among the Company, and each of Messrs. Rozsnyay and Kun.

The sole purpose of the Amendment is to extend the time for the completion of the Exchange (as defined below)   under the Agreement from December 26, 2011 to a date which is sixty (60) days from December 21, 2011 to afford the Company additional time to file and mail its definitive Information Statement on Schedule 14C concerning the Exchange to its shareholders and to file the Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Amendment did this by revising section 1(e) of the Agreement to read as follows:

(e)

 “Notwithstanding anything to the contrary in this Agreement, the Company shall issue and deliver all 2,000,000 of the Series A Preferred shares to Messrs. Rozsnyay (1,000,000 such shares) and Kun (1,000,000 such shares) within sixty (60) days of the date of the Amendment to this Agreement; i.e., sixty (60) days from December 21, 2011 (the “Time Period”). If the Company does not complete the delivery of the Series A Preferred shares within the aforesaid Time Period as amended by this Amendment, then this Agreement shall terminate, and the Company shall reissue immediately all of the Exchange Shares to Messrs. Rozsnyay and Kun in the same amounts as they surrendered to the Company for cancellation under this Agreement.”

Except as specifically amended as set forth above, the Company, Rozsnyay and Kun ratified, reconfirmed and readopted all other terms and conditions of the Agreement as if set forth in their entirety in the Amendment.

Item 3.02  Unregistered Sales of  Equity Securities.

The time frame within which to complete the issuance and delivery of the Company’s Series A Preferred shares to Messrs. Rozsnyay and Kun has been extended to a date which is sixty (60) days from December 21, 2011 in accordance with the Amendment described below.

On December 21, 2011 Power of the Dream Ventures, Inc., a Delaware corporation (the “Company”), and each of Messrs. Viktor Rozsnyay (“Rozsnyay”) and Daniel Kun, Jr. (“Kun”) entered into an Amendment Number 1 dated as of December 21, 2011 (the “Amendment”) to the Equity Exchange Agreement dated as of October 26, 2011 (this “Agreement”) by and among the Company, and each of Messrs. Rozsnyay and Kun.  A copy of the Amendment is attached to this Form 8-K.

The sole purpose of the Amendment is to extend the time for the completion of the Exchange (as defined below)   under the Agreement from December 26, 2011 to a date which is sixty (60) days from December 21, 2011 to afford the Company additional time to file and mail its definitive Information Statement on Schedule 14C concerning the Exchange to its shareholders and to file the Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Amendment did this by revising section 1(e) of the Agreement to read as follows:

(f)

 “Notwithstanding anything to the contrary in this Agreement, the Company shall issue and deliver all 2,000,000 of the Series A Preferred shares to Messrs. Rozsnyay (1,000,000 such shares) and Kun (1,000,000 such shares) within sixty (60) days of the date of the Amendment to this Agreement; i.e., sixty (60) days from December 21, 2011 (the “Time Period”). If the Company does not complete the delivery of the Series A Preferred shares within the aforesaid Time Period as amended by this Amendment, then this Agreement shall terminate, and the Company shall reissue immediately all of the Exchange Shares to Messrs. Rozsnyay and Kun in the same amounts as they surrendered to the Company for cancellation under this Agreement.”

Except as specifically amended as set forth above, the Company, Rozsnyay and Kun ratified, reconfirmed and readopted all other terms and conditions of the Agreement as if set forth in their entirety in the Amendment.

The issuance of the Series A Preferred shares in exchange for the Exchange Shares is exempt from registration under Section 4(2) of  the Securities Act of 1933, as amended (the “Securities Act”) as a transaction by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power of the Dream Ventures, Inc.

________________________

    Registrant

Date: December 21, 2011

/s/ Viktor Rozsnyay

(Signature)

Viktor Rozsnyay, President and

Chief Executive Officer